Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 2008 Stock Incentive Plan of San Joaquin Bancorp, of our reports dated February 27, 2008, with respect to the consolidated financial statements of San Joaquin Bancorp included in its Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of San Joaquin Bancorp filed with the Securities and Exchange Commission.

/s/ BROWN ARMSTRONG PAULDEN McCOWN STARBUCK THORNBURGH & KEETER ACCOUNTANCY CORPORATION

Bakersfield, California August 14, 2008